SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): November 27, 2001

                             DISEASE SCIENCES, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

   DELAWARE                         0-27865                         13-2640916
---------------                   ------------                    --------------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation)                                                        Number)


                  20283 State Road 7, Boca Raton, Florida 33498
            ---------------------------------------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code:       (561)487-3655

                                 Not Applicable
                           --------------------------
          (Former name or former address, if changed since last report)




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Item 2.           Acquisition or Disposition of Assets.

         On November 27, 2001 we acquired 9,050,833 shares of the common stock of HealthSpan Sciences, Inc., a privately-held California corporation ("HealthSpan") in exchange for 4,000,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act. The shares which we acquired in HealthSpan represented approximately 51% of the currently issued and outstanding capital stock. Granite Financial Group, Inc., a broker/dealer which had previously been engaged by HealthSpan to act as its financial advisor, received 200,000 of the shares of our common stock issued to HealthSpan as compensation for its services to HealthSpan. From time to time Granite Financial Group, Inc. has provided investment advisory services to us.

         The Stock Purchase Agreement grants us certain anti-dilution protection for two years following the closing, and we have agreed to vote our shares of HealthSpan common stock in favor of current management under certain circumstances until such time as HealthSpan shall undertake an underwritten public offering or consummate a sale of all or substantially all of its assets.

         Bryant Villeponteau, Ph.D., our Chief Scientific Officer and a member of our board of directors, is an officer, director and principal shareholder of HealthSpan.

         A copy of the Stock Purchase Agreement is attached hereto as Exhibit
10.1 The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 5.           Other Events

         In October 2001 we entered into a Research and Development Agreement with HealthSpan covering the development of antioxidant drugs for multiple degenerative diseases. Under the terms of the 24 month agreement, we have agreed to provide,

         (i) upon approval by us of the research expenses, $50,000 of initial operating funds to begin the drug discovery effort,

         (ii) $5,000 per month in administrative funds to be used for salaries and other administrative costs,

         (iii) funds necessary for the payment of legal fees (subject to our approval) for the drug development effort,

         (iv) funds for the preclinical drug discovery program, subject to our pre-approval, which are estimated to be $225,000. These funds are contingent on the continued viability of the drug discovery program, and we have the right to delay or halt the funding if all drug analogs fail certain testing, or under certain other terms as described in the Research and Development Agreement, and

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         (v) if HealthSpan obtains an IND (which is an investigational new drug application for a new biological product that is used in a clinical investigation) from the U.S. Food and Drug Administration within 24 months for testing of the drug analog in a Phase I clinical trial for a particular indication, we will provide the funds necessary to complete the clinical trials which are estimated at $250,000 to $300,000.

         Following the completion of the research and development program, we will be entitled to the drug rights for prion-related diseases and HealthSpan will retain all rights for other degenerative disease indications.

         The Research and Development Agreement provides that it can be terminated by the mutual consent of the parties, or by us for cause on 30 days prior notice if a mutually agreed upon group of scientific experts review the research and development program and determine that none of the potential analogs are likely to be approved for clinical testing by the Food and Drug Administration. If the Research and Development Agreement is terminated under any of these circumstances, HealthSpan will return 3,800,000 shares of our common stock it received in the aforedescribed Stock Purchase Agreement to us and the parties will have no further obligations to each other.

         We may also terminate the Research and Development Agreement without cause on 30 days notice to HealthSpan, in which event we will retain a number of shares of HealthSpan's common stock which is the sum of 9,050,883 divided by the number of months remaining in the 24 month term of the agreement, and we will return to HealthSpan the remaining shares which we received in the Stock Purchase Agreement. Contemporaneously, HealthSpan we will retain a number of shares of our common stock which is the sum of 3,800,000 divided by the number of months remaining in the 24 month term of the agreement, and it will return to us the remaining shares which it received in the Stock Purchase Agreement less the 200,000 shares paid to Granite Financial Group, Inc. described above. If the agreement is terminated under these provisions, the anti-dilution provisions of the Stock Purchase Agreement are terminated.

         Finally, HealthSpan can terminate the agreement for cause if we fail to provide the funding described above or under certain other circumstances as described in the Research and Development Agreement. If HealthSpan terminates the agreement for cause, each company will return a proportionate number of shares of the other company's common stock acquired in the Stock Purchase Agreement according to the aforedescribed formula, and the anti-dilution provisions of the Stock Purchase Agreement will be terminated.

         A copy of the Research and Development Agreement is attached hereto as
10.2. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

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Item 7.           Financial Statements and Exhibits

         (a)      Financial statements of business acquired.

         The audited financial statements of HealthSpan for the years ended December 31, 2000 and 1999 will be filed not later than January 26, 2002 under an amendment to this filing pursuant to the requirements of this Form.

         (b)      Proforma financial information.

         The unaudited proforma financial statements for the year ended January 31, 2001 will be filed not later than January 26, 2002 under an amendment to this filing pursuant to the requirements of this Form.

         (c)      Exhibits

Exhibit No.       Description

10.1              Form of Stock Purchase Agreement
10.2              Research and Development Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Disease Sciences, Inc.


Date: November 29, 2001                 By: /s/ Wayne Goldstein
                                            --------------------------------
                                            Wayne Goldstein, M.D., President


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